                                                                     EXHIBIT 1.1

                        NORTH POINTE HOLDINGS CORPORATION
                            (a Michigan Corporation)

                       [_________] Shares of Common Stock
                             No Par Value Per Share

                             Underwriting Agreement

                                [_________], 2005


SUNTRUST CAPITAL MARKETS, INC.
SANDLER O'NEILL & PARTNERS, L.P.
WILLIAM BLAIR & COMPANY, L.L.C.

     As Representatives for the several underwriters
     named in Schedule I
     c/o SunTrust Capital Markets, Inc.
     3333 Peachtree Road, NE
     Atlanta, Georgia  30326

Ladies and Gentlemen:

         North Pointe Holdings Corporation, a Michigan corporation (the "COMPANY"), confirms its agreement with SunTrust Capital Markets, Inc. ("SUNTRUST") and each of the other Underwriters named in Schedule I hereto (collectively, the "UNDERWRITERS", which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom SunTrust, Sandler O'Neill & Partners, L.P. and William Blair & Company, L.L.C. are acting as representatives (in such capacity, the "REPRESENTATIVES"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value per share, of the Company ("COMMON STOCK") set forth in said
Schedule I, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [________] additional shares of Common Stock to cover overallotments, if any. The aforesaid [________] shares of Common Stock (the "FIRM SHARES") to be purchased by the Underwriters and all or any part of the [________] shares of Common Stock subject to the option described in Section 2(b) hereof (the "OPTION SHARES") are hereinafter referred to as, collectively, the "SHARES".

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the Underwriters agree that up to [_______] shares of the Shares to be purchased by the Underwriters (the "RESERVED SHARES") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company and certain other individuals
(the "INVITEES"), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and
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interpretations of the National Association of Securities Dealers, Inc. ("NASD")
and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-122220), including the related preliminary prospectus, covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 ACT"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "PRELIMINARY PROSPECTUS." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(b) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the "PROSPECTUS." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         Section 1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter that:

         (a) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the Knowledge of the Company (defined below), are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. As used herein, "KNOWLEDGE OF THE COMPANY" means the actual knowledge of any director or executive officer of the Company or any director or executive officer of any of the Company's subsidiaries.



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         At the respective times the Registration Statement, any Rule 462(b)
Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Shares. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through SunTrust expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriters through SunTrust expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) is the following: (i) the concession and reallowance figures appearing in the second paragraph under the caption "Underwriting", (ii) the information contained in the fifth paragraph and the second sentence of the sixth paragraph under the caption "Underwriting" and
(iii) the information contained in the first two paragraphs under the caption "Underwriting -- Stabilization, Short Positions and Penalty Bids."

         Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (b) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, policy reserves, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has been no dividend or distribution of any kind declared, paid or made by

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the Company on any class of its capital stock, and (iv) there has not occurred any other event and there has arisen no set of circumstances required by the 1933 Act or the 1933 Act Regulations to be disclosed in the Registration Statement or the Prospectus that has not been so set forth in the Registration Statement or the Prospectus.

         (c) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, lease, operate and license its properties, and conduct its business as currently carried on and as described in the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as currently carried on and as currently proposed to be conducted, requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

         (d) Good Standing of the Company's Subsidiaries. The Company has no subsidiaries (as defined in the Securities Exchange Act of 1934, as amended (the "1934 ACT")) other than those listed Exhibit 21.1 to the Registration Statement (the "SUBSIDIARIES" and each a "SUBSIDIARY"); other than the capital stock of the subsidiaries and equity securities constituting less than five percent of the equity securities issued and outstanding of any single entity held by the Company solely for investment purposes, the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt (other than investments held in the Company's or any Insurance Subsidiary's investment portfolio made in the ordinary course of its insurance business) securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the bylaws (or similar corporate documents including, in the case of any limited liability company, its operating agreement) of the Company and the subsidiaries and all amendments thereto have been delivered to the Representatives, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase. Each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own lease and operate its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where failure to so qualify would not result in a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interest in the subsidiaries are outstanding, other than as set forth in the Prospectus; and none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except as disclosed in the Prospectus, no subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to

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such subsidiary's capital stock or other ownership interests or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary's property or assets to the Company or to any other subsidiary.

         (e) Possession of Insurance Licenses. Each subsidiary of the Company that is engaged in the business of insurance (collectively, the "INSURANCE SUBSIDIARIES") holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the "INSURANCE LICENSES")) as are necessary to the conduct of its business as described in the Prospectus; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by an Insurance Subsidiary to its parent.

         (f) Authorization of this Agreement. The Company has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The Company has the full corporate power and authority to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (g) Description of Common Stock. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same and no holder of the Shares will be subject to personal liability by reason of being such a holder.

         (h) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "USE OF PROCEEDS") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below)

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under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

         (i) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization." All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or were exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable securities laws of all relevant jurisdictions. The Shares to be sold by the Company, when issued and delivered by the Company and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all respects to the description thereof contained in the Prospectus. No preemptive rights of stockholders exist with respect to any of the Shares. Except as described in the Prospectus, (i) no person or entity holds a right to require or participate in the registration of the offer and sale of the Shares under the 1933 Act and (ii) no person holds a right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (iii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iv) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (ii),
(iii) and (iv), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, or to require registration under the 1933 Act of the offer and sale of any shares of Common Stock of the Company at any other time. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar right. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. There is no commitment, plan or arrangement to issue any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as is disclosed in the Prospectus.

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

         (j) Financial Statements. The financial statements of the Company (including all related notes and schedules) included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (subject, in the case of unaudited financial statements, to normal year-end adjustments) and in conformity with Regulation S-X of the Commission. The financial statements of North Pointe Financial Services, Inc., Universal Fire & Casualty Insurance Company and Alliance Surety Holdings, Inc., each of which was purchased by the Company on June 26, 2002 (the "PREDECESSOR COMPANIES") (including all related notes and schedules), included in the Registration Statement and the Prospectus present fairly the financial position of the Predecessor Companies and their consolidated subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and cash flows of the Predecessor Companies and their consolidated subsidiaries for the periods specified, all in conformity with GAAP applied on a consistent basis throughout the periods involved and in conformity with Regulation S-X of the Commission. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus are accurately computed, fairly present the information shown therein and have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No financial statements or schedules other than those included in the Prospectus are required by Form S-1 or otherwise to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

         (k) Pro Forma Financial Statements. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial and statistical data included in the Registration Statement and Prospectus present fairly and accurately the information stated therein and have been prepared and compiled on a basis consistent with the financial statements presented in the Registration Statement and Prospectus and the books and records of the Company or the books and records of the Predecessor Companies, as applicable.

         (l) Independent Accountants. PricewaterhouseCoopers LLP has examined and is reporting upon the audited financial statements and supporting schedules included in the Registration Statement and the Prospectus. PricewaterhouseCoopers LLP are, and were during the periods covered by their report included in the Registration Statement and the Prospectus, an independent public accountant with respect to the Company and its subsidiaries and the Predecessor Companies as required by the 1933 Act and the 1933 Act Regulations and PricewaterhouseCoopers LLP is a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002.

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         (m) Lock-Up Agreements. The Company has obtained, for the benefit of the Underwriters, from each of the Company's directors, officers and certain of its existing stockholders, a written agreement, substantially in the form attached hereto as Exhibit A.

         (n) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Shares are offered, if applicable.

         (o) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (p) Title to Property; Leased Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, encumbrances, security interests, restrictions and title defects of any kind, except such as are described in the Prospectus or as would not have a Material Adverse Effect. All real property and buildings leased by the Company or any of its subsidiaries are subject to valid and enforceable leases; such leases conform to the description thereof, if any, set forth in the Registration Statement and the Prospectus; and no written notice has been given to the Company or any of its subsidiaries or written claim asserted against the Company or any of its subsidiaries by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or affecting the Company's or any of its subsidiaries' rights to the continued possession of the leased property, except as would not result in a Material

Adverse Effect. Each parcel of real property owned or leased by the Company or any of its subsidiaries (including any real property acquired upon foreclosure), and each improvement thereon, complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations) except for such failures to comply, if any, that would not have a Material Adverse Effect. To the Knowledge of the Company there are no pending or threatened condemnation proceedings, zoning changes, or other proceedings or actions that will in any manner affect the size of, use of, improvements on, construction on or access to such real property and improvements, except such proceedings or actions that would not have a Material Adverse Effect.

         (q) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might otherwise materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

         (r) Accuracy of Exhibits. There are no contracts or other documents required to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required. The agreements to which the Company or any of its subsidiaries is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company or its subsidiary in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of the intention of any other party to any contract to which the Company or any such subsidiary is also a party to terminate such contract, except such contracts termination of which, individually or in the aggregate with other contracts with respect to which such notice shall have been received, would not have a Material Adverse Effect.

         (s) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (t) Absence of Change in Reserving Practices. Except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2004.

         (u) Reinsurance. All reinsurance treaties and arrangements (including placement slips) to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty or arrangement and, to the Knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except (i) to the extent adequately and properly reserved for in the audited historical financial statements of the Company and the Predecessor Companies included in the Prospectus or (ii) where such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (v) Statutory Financial Statements. The statutory financial statements of the Insurance Subsidiaries from which certain ratios and other statistical data filed as part of the Registration Statement have been derived have been prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

         (w) Possession of Intellectual Property. The Company and each of its subsidiaries owns or possesses all intangible property rights and know-how necessary for the conduct of its business as currently carried on and as currently proposed to be carried on (collectively, the "INTELLECTUAL PROPERTY"). Except as described in the Prospectus or would not have a Material Adverse Effect, (i) no third parties have received rights to any such Intellectual Property from the Company or any subsidiary, other than licenses granted in the ordinary course of business; (ii) to the Knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any subsidiary's rights in or to any such Intellectual Property, and the Company and each subsidiary is unaware of any facts which would form a basis for any such claim; and (iv) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and each subsidiary is unaware of any facts which would form a basis for any such claim. To the Knowledge of the Company, none of the technology employed by the Company or any subsidiary has been obtained or is being used by the Company or any subsidiary in violation of the rights of any person or third party. Neither the Company nor any subsidiary knows of infringement by others of Intellectual Property owned by or licensed to the Company or any subsidiary.

         (x) Internal Controls. The Company's auditors and the Audit Committee of the Board of Directors have been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and
(ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Knowledge of the Company, neither the Company nor any subsidiary, employee or agent thereof, has made any payment of funds of the Company or any subsidiary, as the case may be, or received or retained any funds, and no funds of the Company or any subsidiary, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation, except as would not have a Material Adverse Effect.

         (y) Sarbanes-Oxley Act. The Company is in compliance, in all material respects, with all applicable effective provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

         (z) Personal Loans. The Company has provided the Representatives with true, correct, and complete copies of all documentation pertaining to any extension of credit since January 1, 2003, in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since December 31, 2004, the Company and its predecessors have not, directly or indirectly, including through any subsidiary [INCLUDE CARVE-OUT, IF ANY]: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2004.

         (aa) Absence of Default; Deficiency. The Company together with each subsidiary has filed all federal, state, local and foreign income, franchise, property and other tax returns and tax forms required to be filed, other than those that would not result in a Material Averse Effect. Neither the Company nor any subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any subsidiary is contesting in good faith and as to which adequate reserves have been provided. Such returns and forms are complete and correct in all material respects. The Company together with each subsidiary has made all payroll withholdings required to be made by it with respect to employees. The charges, accruals and reserves on the books of the Company together with each subsidiary in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or any subsidiary that could individually or in the aggregate have a Material Adverse Effect.

         (bb) Insurance Coverage. The Company and each subsidiary maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, professional liability and casualty and liability insurance covering the Company's and its subsidiaries' operations, all of which insurance is in full force and effect.

         (cc) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists, or, to the Knowledge of the Company, is threatened or imminent. Neither the Company nor any subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal vendors, suppliers, contractors or customers that would have a Material Adverse Effect.

         (dd) Absence of Manipulation. Neither the Company nor its officers, directors, stockholders or affiliates, have taken, and such parties will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

         (ee) Listing Approval. The Common Stock has been registered pursuant to
Section 12(g) of the 1934 Act, and the Shares have been approved for listing on The NASDAQ Stock Market's National Market (the "NASDAQ"), subject to official notice of issuance.

         (ff) Absence of Broker Fee. The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Prospectus.

         (gg) Investment Company Act. The Company is not now, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

         (hh) Absence of Prior Sale of Shares of Common Stock. Except as described in the Registration Statement or Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act Regulations.

         (ii) Absence of Relationships. No relationship, direct or indirect, exists between or among the Company or any subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand, which is required to be described in the Prospectus and which is not so described.

         (jj) Statistical Data. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

         (kk) Employee Retirement Income Security Act. The Company and each subsidiary is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); with respect to each "employee benefit plan" (as defined in Section 3(3) of ERISA), the Company and each subsidiary is in compliance in all material respects with all currently applicable provisions of the Internal Revenue Code (the "CODE"), including the regulations and published interpretations thereunder; to the Knowledge of the Company, no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any "pension plan" (as defined in Section 3(2) of ERISA) for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred, and does not expect to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Code; and each "pension plan" sponsored by the Company or any subsidiary that is intended to be qualified under Section 401(a) of the Code has received a favorable letter of determination from the Internal Revenue Service as to its qualified status within the last three years, and nothing has occurred, to Company's Knowledge, since such date, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.

         (ll) Absence of Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

         (mm) Certificates. Any certificate signed by any executive officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         (nn) Stock Certificates. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of NASDAQ.

         (oo) Absence of Transactions with 5% Shareholders. No transaction has occurred between or among the Company and any of its officers or directors or beneficial owners of 5% or more of the Company's outstanding Common Stock ("5% SHAREHOLDERS") or any affiliate or affiliates of any such officer or director or 5% Shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

         (pp) Absence of Affiliations. To the Knowledge of the Company after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% Shareholders, except as set forth in the Prospectus.

         (qq) Absence of Contributions. Neither the Company or any of its subsidiaries nor any officer or director purporting to act on behalf of the Company or any of its subsidiaries has at any time (i) made any material contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, or (ii) made any material payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law.

         (rr) Absence of Transfers. Neither the Company or any of its subsidiaries nor, to the Knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or of any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus that was not disclosed in the Prospectus.

         (ss) Foreign Corrupt Practices Act. Neither the Company or any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith. "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

         (tt) Currency and Foreign Transactions Reporting Act. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency

(collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

         (uu) Absence of Sanctions. Neither the Company or any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (vv) Relationship between the Company and the Underwriters. The relationship between the Company and each of the Underwriters is an arm-length commercial relationship, and that no fiduciary duty or any other obligation arising out of a relationship of higher trust exists between the Company and any of the Underwriters.

Section 2.        Sale and Delivery of Shares to the Underwriters; Closing.

         (a) Firm Shares. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price per share set forth in Schedule II, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional number of Firm Shares such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

         (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [______] shares of Common Stock at the price per share set forth in Schedule II, less an amount, equal to, on a per share basis, any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by SunTrust to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "DATE OF DELIVERY") shall be determined by SunTrust, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of

Firm Shares, subject in each case to such adjustments as SunTrust in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Sidley Austin Brown & Wood LLP in Chicago, Illinois, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (Eastern time), the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the effective date of the Registration Statement, or
(ii) at such other time not more than ten business days after such date as shall be agreed upon by the Representatives and the Company (unless, in either case, postponed pursuant to Section 9 hereof) (such date and time of payment and delivery being herein called the "CLOSING TIME") (the Closing Time and each Date of Delivery, if any, being sometimes referred to as a "CLOSING DATE").

         In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the offices of Sidley Austin Brown & Wood LLP in Chicago, Illinois in the manner set forth above, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. SunTrust, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registrations. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, will be made available for examination and packaging at the offices of Sidley Austin Brown & Wood LLP in Chicago, Illinois not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         Section 3. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, photocopies of signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and photocopies of signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge (except as provided in Section 3(e)), during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, except that the cost thereof shall be borne by the Underwriters if such event or condition occurs more than 90 days after the effective date of the Registration Statement.

         (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of time as may be necessary to complete the distribution of the Shares.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Financial Statements. The Company will furnish to the Representatives as early as practicable prior to the Closing Time and any Date of Delivery, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 5(f) hereof.

         (j) Restriction on Sale of Shares. Unless otherwise agreed to by SunTrust, during the period ending 180 days after the date the final Prospectus is filed with the Commission pursuant to Rule 424(b) of the 1933 Act or, if no filing under Rule 424(b) is made, the date of the final Prospectus included in the Registration Statement when declared effective under the 1933 Act (the "RESTRICTED PERIOD"), the Company will not, without the prior written consent of SunTrust, on behalf of the Underwriters, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, grant any option to purchase or otherwise transfer or dispose (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, grant of any option to purchase or other transfer or disposition) of any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, (ii) file any registration statement under the 1933 Act with respect to any of the foregoing or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, in cash or otherwise. The foregoing shall not apply to (A) the Shares to be sold hereunder or (B) any options or shares of Common Stock issued or rights to purchase Common Stock or restricted shares granted pursuant to the terms of existing employee or non-employee director benefit plans of the Company, in each case as referred to in the Prospectus. In the event that:

                  (i) during the last 17 days of the Restricted Period, the Company issues an earnings release or announces material news or a material event relating to the Company; or

                  (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the announcement of the material news or material event, as applicable.

         (k) Nasdaq National Market. The Company will use its reasonable best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market.

         (l) Maintenance of Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

         (m) Rule 463. The Company will file timely and accurate information with the Commission in accordance with Rule 463 of the 1933 Act Regulations or any successor provision.

         (n) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (o) Additional Reports. During a period of three years from the date hereof, the Company will furnish to the Representatives, promptly upon request:
(i) copies of any reports or other communications which the Company shall send to stockholders or shall from time to time publish or publicly disseminate; (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission; (iii) copies of documents or reports filed with NASDAQ and any national securities exchange on which any class of securities of the Company is listed; and (iv) such other information as the Representatives may reasonably request regarding the Company or its subsidiaries.

         (p) Compliance with NASD Rules. The Company will ensure that the Reserved Shares will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         (q) Additional Compliance. The Company will take all reasonable efforts to remain in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the Nasdaq Rules as in effect from time to time.

         (r) Internal Accounting Controls. The Company and its subsidiaries have in place and will use reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's general or specific authorizations,
(ii) transactions are recorded as necessary (A) to permit preparation of the Company's financial statements in conformity with GAAP and any other criteria applicable to such statements and (B) to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorizations and (iv) the recorded accountability of the assets of the Company and its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (s) Undertakings. The Company will comply with all of the provisions of any undertakings in the Registration Statement.

         Section 4. Payment of Expenses

         (a) Expenses. The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing and distribution to the Underwriters of this Agreement, any agreement among the underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; (iii) the issuance and delivery of the certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company's counsel, accountants and other advisors; (v) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) hereof, including any filing for review of the offering with the NASD, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith; (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vii) the preparation of a blue sky survey and any supplement thereto including any reasonable fees and disbursements of counsel for the Underwriters in connection therewith; (viii) the fees and expenses of any transfer agent or registrar for the Shares; (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, reasonable travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered, with the Company's prior approval, in connection with the road show; (x) the fees and expenses incurred in connection with inclusion of the Shares in the Nasdaq National Market; and (xi) all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Shares which are designated by the Company for sale to Invitees.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 8(b) hereof:


                  (i) prior to the purchase of the Firm Shares, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel for the Underwriters; provided, however, if this agreement is terminated pursuant to Section 5(g), the Company shall reimburse the Underwriters for 50% of their reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel for the Underwriters; or

                  (ii) after the purchase of the Firm Shares and prior to the purchase of any Option Shares, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses incurred after the purchase of the Firm Shares, including the reasonable fees and expenses of counsel for the Underwriters; provided, however, if this agreement is terminated pursuant to Section 5(g), the Company shall reimburse the Underwriters for 50% of such reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any executive officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Opinion of Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of:

                  (i) Foley & Lardner LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto;

                  (ii) Kemp, Klein, Umphrey, Endelman & May, P.C., as counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto; and

                  (iii) Augustine O. Igwe, Assistant General Counsel (the acting chief legal officer) of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto.

         (c) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in a form and substance reasonably satisfactory to the Underwriters.

         (d) Registration Statement; Capitalization; Absence of Proceedings; Certificates. As of each Closing Date,

                  (i) the Registration Statement, any 462(b) Registration Statement, and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all respects with Rules 424(b), 430A and 462 under the 1933 Act and neither the Registration Statement, any 462(b)

                           Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any subsidiary or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), stockholders' equity, results of operations, properties or prospects of the Company and its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which is, in the Representatives' reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the completion of the public offering or the sale of or payment for the Shares;

                  (iii) no action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries that would be required to be set forth in the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding is not remote and would have a Material Adverse Effect;

                  (iv) all agreements herein to be performed by the Company on or prior to such Closing Date have been duly performed in all material respects;

                  (v) the representations and warranties of the Company set forth in Section 1 shall be accurate in all respects as though expressly made at and as of such Closing Date. The Representatives shall have received certificates, dated as of such Closing Date, executed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect and with respect to the following additional matters:

                           (A) the Registration Statement has become effective
                  under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act or the 1933 Act Regulations;

                           (B) they have carefully reviewed the Registration
                  Statement, any 462(b) Registration Statement and the Prospectus and when the Registration Statement and any 462(b) Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading and neither the Registration Statement, any 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and

                           (C) all agreements herein to be performed by the
                  Company on or prior to such Closing Date have been duly performed in all material respects.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Absence of Certain Events. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in any new hostilities, there shall have been a material escalation in any existing hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the Representatives' reasonable judgment, impracticable or inadvisable to proceed with the completion of the public offering or the sale of or payment for the Shares, (v) any downgrade of the rating accorded to the financial strength or claims paying ability of the Company or any of the Insurance Subsidiaries by A.M. Best or any other "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) and no such organization shall have publicly announced that is has under surveillance or review, with possible negative implications, its rating of the financial strength or claims paying ability of the Company or any of the Insurance Subsidiaries, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company.

         (h) Additional Documents. As of such Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to such Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company will furnish the Representatives with such number of conformed copies of such opinion, certificates, letters and documents, as the Representatives shall reasonably request.

         (i) The NASD. The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

         (j) Nasdaq National Market. At Closing Time, the Shares shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

         (k) Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received an agreement in the form of Exhibit A hereto signed by the persons listed on Schedule III hereto.

         (l) Conditions to Purchase Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, (i) the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery, (ii) none of the events described in
Section 5(g) shall have occurred as of or prior to the relevant Date of Delivery, and (iii) at the relevant Date of Delivery, the Representatives shall have received:

                  (A) Officer's Certificate. A certificate, dated such Date of Delivery, executed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(v) hereof remains true and correct as of such Date of Delivery.

                  (B) Opinion of Counsel for the Company. The favorable opinion of Foley & Lardner LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (C) Opinion of Counsel for the Underwriters. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (D) Bring-down Comfort Letter. A letter from
         PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 8 shall survive any such termination and remain in full force and effect and if any Shares have been purchased hereunder, all obligations under
Section 3 shall also remain in effect.

         Section 6. Indemnification and Contribution.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "AFFILIATE"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all reasonable expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by SunTrust), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through SunTrust expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability. claim, damage, or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in any Preliminary Prospectus or the Prospectus if the Company shall have furnished any Prospectus or amendment or supplement thereto correcting such misstatement or omission to any Underwriter that is not furnished to purchaser of Shares claiming such loss, liability, claim, damage or expense.

         (b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through SunTrust expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of: (i) the concession and reallowance figures appearing in the second paragraph under the caption "Underwriting", (ii) the information contained in the fifth paragraph and the second sentence of the sixth paragraph under the caption "Underwriting" and (iii) the information contained in the first two paragraphs under the caption "Underwriting -- Stabilization, Short Positions and Penalty Bids."

         (c) Action Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by SunTrust, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel that are indemnifiable hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Shares. In connection with the offer and sale of the Reserved Shares, the Company agrees, to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Shares have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Shares or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Shares which have been orally confirmed for purchase by any

Invitee by the end of the first business day after the date of the Agreement; or
(iv) related to, or arising out of or in connection with, the offering of the Reserved Shares.

         (f) Contribution. If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 6(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 6(f), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 6(f) are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

         Section 7. Representations and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company set forth in this Agreement or in any certificates of officers of the Company or any of its subsidiaries delivered pursuant hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any representative, officer, director or any controlling person with respect to an Underwriter or the Company, and will survive delivery of and payment for the Shares.

         Section 8. Effective Date of Agreement and Termination.

         (a) Effective Date. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement by the Commission, provided, however, that the provisions of Section 6 shall at all times be effective.

         (b) Termination. The Representatives may terminate this Agreement by notice to the Company at any time at or prior to the Closing Date in accordance with the final paragraph of Section 5 of this Agreement.

         (c) Survival of Provisions. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 and, that, notwithstanding any such termination, the provisions of Sections 6 and 8 shall remain in effect, and (ii) if any Shares have been purchased hereunder, all obligations under Section 3 shall also remain in effect.

        Section 9.        Default by One or More of the Underwriters.

         (a) Purchase of Defaulted Shares. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the "DEFAULTED Shares"), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting

Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36 hour period, then:

                  (i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

                  (ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section 9.

         Section 10. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the respective aggregate number of Firm Shares that they are obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 4 and except that the provisions of Section 6 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of its default.

         Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o SunTrust Robinson Humphrey, 3333 Peachtree Road, NE, Atlanta, Georgia 30326, Attention: Matt Gelber, with a copy to Sidley Austin Brown & Wood, LLP, 10 S. Dearborn Street, Chicago, Illinois 60603, Attention: Brian Fahrney and notices to the Company shall be directed to North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan 48034, Attention: [___________], with a copy to Foley & Lardner LLP, 321 North Clark Street,

Suite 2800, Chicago, Illinois 60610, Attention: Todd Pfister. Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

         Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Specified time of the day refers to United States Eastern Time, unless otherwise specified.

         Section 14. Headings. Section headings used herein are for convenience of reference only and shall not govern the interpretation of any provision of this Agreement.

         Section 15. Counterparts. This Agreement may be executed in any number of counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. A facsimile signature shall constitute an original signature for all purposes.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          NORTH POINTE HOLDINGS
                                          CORPORATION

                                          By:
                                             -------------------------------




Confirmed and accepted in Atlanta, Georgia, as of the date first above written, as Representatives of the Underwriters named in Schedule I hereto.

SunTrust Capital Markets, Inc.
Sandler O'Neill & Partners
William Blair & Company

By:   SUNTRUST CAPITAL MARKETS, INC.

      By:
         -----------------------------
      Name:
           ---------------------------
      Title:
            --------------------------

                                   SCHEDULE I

         Name                                                                            Number of Shares
         ----                                                                            ----------------
SunTrust Capital Markets, Inc...........................................................    [_________]
Sandler O'Neill & Partners, L.P.........................................................    [_________]
William Blair & Company L.L.C...........................................................    [_________]
Total...................................................................................    [_________]






                                   SCHEDULE I

                                   SCHEDULE II

                        NORTH POINTE HOLDINGS CORPORATION
                         [______] Shares of Common Stock
                            (No Par Value Per Share)

         1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $-.

         2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $- per share; provided that the purchase price per share for any Option Shares purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.

                                  SCHEDULE III


                 LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

                                    EXHIBIT A


                            FORM OF LOCK-UP AGREEMENT

                                    EXHIBIT B

                     FORM OF COMPANY'S COUNSEL OPINION TO BE
                             DELIVERED IN CONNECTION
                              WITH SECTION 5(b)(i)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus under the caption "Business," and to enter into and perform its obligations under the Underwriting Agreement.

         (iii) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

         (iv) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Common Stock."

         (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; the Prospectus was filed on ________, __ 2005 pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement of any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (vii) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (viii) The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and bylaws of the Company and the requirements of the Nasdaq National Market.

         (ix) The information in the Prospectus under "Description of Capital Stock - Common Stock," "Description of Capital Stock - Preferred Stock," "Description of Capital Stock - Anti-Takeover Effects of Governing Instruments and State Law," "Business - Regulatory Environment," "Business - Legal Proceedings," "Business - Property" and "Indemnification of Directors and Officers" in the Registration Statement under
                  Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the certificates of incorporation and the bylaws (or similar corporate documents) of the Company and each of its subsidiaries or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material aspects.

         (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.

         (xi) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(i) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

         (xii) The descriptions in the Registration Statement and Prospectus of contracts and other documents included as exhibits to the Registration Statement, insofar as such statements constitute summaries of such documents, are correct in all material respects and are fair summaries of such documents, and we do not know of any documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

         (xiii) The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the 1940 Act.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we express no assurance), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we express no assurance), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                    EXHIBIT C

                     FORM OF COMPANY'S COUNSEL OPINION TO BE
                             DELIVERED IN CONNECTION
                              WITH SECTION 5(b)(ii)

         (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (ii) The issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Company.

         (iii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                    EXHIBIT D

                     FORM OF COMPANY'S COUNSEL OPINION TO BE
                             DELIVERED IN CONNECTION
                             WITH SECTION 5(b)(iii)

         (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

         (ii) Each subsidiary of the Company (i) whose total assets exceed 5% of the consolidated total assets of the Company; (ii) whose total revenues exceed 5% of the consolidated total revenues of the Company; or (iii) whose net income exceeds 5% of the consolidated net income of the Company (in any such case, a "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (iii) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

         (iv) Each Subsidiary has the appropriate licenses or authorizations to conduct its insurance business as described in the Prospectus.

         In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).





                                       -2-